Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Canadian Solar Inc. and the effectiveness of Canadian Solar Inc.’s internal control over financial reporting dated May 17, 2011, appearing in the Annual Report on Form 20-F of Canadian Solar Inc. for the year ended December 31, 2010.

/s/    DELOITTE TOUCHE TOHMATSU CPA LTD

Shanghai, China

Nov 11, 2011